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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 11, 2005


                           CENTRAL FEDERAL CORPORATION
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     0-25045                34-1877137
          --------                     -------                ----------
(State or Other Jurisdiction of      (Commission             (IRS Employer
 Incorporation)                      File Number)        Identification Number)

  2923 Smith Road, Fairlawn, Ohio           44333              (330) 666-7979
  -------------------------------           -----              ---------------
 (Address of Principal Executive Offices) (Zip Code)  (Registrant's Telephone Number)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 11, 2005, the registrant issued a press release announcing financial performance for the year ended December 31, 2004. A copy of the press release is included as Exhibit 99 to this report.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

See item 8.01 below.

ITEM 8.01 OTHER EVENTS

On February 11, 2005, the registrant issued a press release announcing that the Company's Board of Directors revised the ratio of the reverse stock split to 1-to-325 shares. The ratio was revised in order to reduce the aggregate cost of repurchasing shares, which had risen dramatically due to the significant numbers of individuals who had purchased share lots in quantities of 499 or fewer shares during the past months. The transaction is subject to stockholder approval and will be considered at a special meeting of stockholders scheduled to be held on March 14, 2005. The transaction also is described in the proxy statement for the meeting, which was filed with the SEC and mailed to stockholders on February 11, 2005. A copy of the press release is included as Exhibit 99 to this report.

ITEM 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

         99 Press release issued on February 11, 2005 announcing (i) financial performance for the year ended December 31, 2004 and
                (ii) update on the reverse stock split ratio


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Central Federal Corporation

 Date:  February 11, 2005           By:    /s/ Therese Ann Liutkus
                                           -----------------------------------
                                           Therese Ann Liutkus, CPA
                                           Treasurer and Chief Financial Officer